UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under Rule14a-12

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[NEW HAMPSHIRE THRIFT BANCSHARES, INC. LOGO]

April 8, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of New Hampshire Thrift Bancshares, Inc. (the “Company”), the holding company for Lake Sunapee Bank, fsb (the “Bank”), to be held on May 12, 2005, at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire, at 10:00 a.m.

The items of business, which will be considered and voted upon this year, are explained in the accompanying Proxy Statement. Even if you are planning to attend, please complete and return the enclosed Proxy Card. This will guarantee that your preference will be expressed, and you will still be able to vote your shares in person if you attend.

If you have any questions about the Proxy Statement or the 2004 Annual Report, please let us hear from you.

Sincerely,

/s/ STEPHEN W. ENSIGN STEPHEN W. ENSIGN
Chairman, President and Chief Executive Officer

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

9 MAIN STREET

P.O. BOX 9

NEWPORT, NH 03773

(603) 863-0886

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, May 12, 2005
Time:	10:00 a.m., Eastern Time
Place:	Lake Sunapee Bank Building 1868 Room 9 Main Street Newport, NH 03773

At our 2005 Annual Meeting, we will ask you to:

•	Elect three directors to serve for a three-year term expiring at the 2008 annual meeting. The following three directors are the Board of Directors’ nominees to serve a three-year term:

Leonard R. Cashman	Stephen W. Ensign	Dennis A. Morrow

•	Ratify the appointment of Shatswell MacLeod & Co., P.C. as our independent auditors for the fiscal year ending December 31, 2005;

•	Approve an Amendment to the Certificate of Incorporation of New Hampshire Thrift Bancshares, Inc. to increase the number of shares of authorized common stock from 5,000,000 shares to 10,000,000 shares; and

•	Transact any other business as may properly come before the Annual Meeting, or at any adjournment or postponement thereof.

You may vote at the Annual Meeting if you were a shareholder of the Company at the close of business on March 18, 2005, the record date.

By Order of the Board of Directors,

/s/ Stephen R. Theroux Stephen R. Theroux
Vice Chairman, Executive Vice President,
Chief Financial Officer & Corporate Secretary

Newport, New Hampshire

April 8, 2005

THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING IF YOU DESIRE, AND YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING. PLEASE INDICATE ON THE PROXY CARD IF YOU WILL BE ATTENDING THE ANNUAL MEETING.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

9 MAIN STREET

P.O. BOX 9

NEWPORT, NH 03773

(603) 863-0886

PROXY STATEMENT

General

We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled “Voting Rights.”

We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about April 8, 2005 to all shareholders entitled to vote. If you owned the Company’s common stock (“Common Stock”) at the close of business on March 18, 2005, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 4,192,580 shares of Common Stock outstanding.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least one-third of the total number of the outstanding shares of Common Stock of the Company entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

You are entitled to one vote at the Annual Meeting for each share of the Common Stock that you owned at the close of business on March 18, 2005. The number of shares you own (and may vote) is listed on the proxy card.

You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote Required

Proposal 1: Elect Three Directors	The three nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you indicate, “withhold authority” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratify Appointment of Independent Auditors	The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment of Shatswell, MacLeod & Co., P.C. as the Company’s independent auditors.

Proposal 3: Approval of Amendment of Certificate of Incorporation to Increase Authorized Common Stock	The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the proposal to approve the amendment of the Company’s Certificate of Incorporation to increase the authorized Common Stock.

Effect of Broker Non-Votes

If your broker holds shares that you own in “street name,” the broker may vote your shares on the three proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a “broker non-vote.” Here is the effect of a “broker non-vote”:

•	Proposal 1: Elect Three Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

•	Proposal 2: Ratify Appointment of Independent Auditors. A broker non-vote would have the same effect as if you voted “against” this proposal.

•	Proposal 3: Approval of Amendment of Certificate of Incorporation to Increase Authorized Common Stock. A broker non-vote would have the same effect as if you voted “against” this proposal.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•	Filing with the Secretary of the Company a letter revoking the proxy;

•	Submitting another signed proxy with a later date; or

•	Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company.

Solicitation of Proxies

If the need arises, the Company will pay the costs of soliciting proxies from its shareholders and would engage Morrow & Co., Inc. to assist in the solicitation of proxies for the meeting. Directors, officers or employees of the Company and the Bank may also solicit proxies by:

•	mail;

•	telephone; and

•	other forms of communication.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-K

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2004, which will be filed with the Securities and Exchange Commission (“SEC”), we will send you one (without exhibits) free of charge. Please write to:

Stephen R. Theroux

Vice Chairman, Executive Vice President,

Chief Financial Officer & Corporate Secretary

New Hampshire Thrift Bancshares, Inc.

9 Main Street

P.O. Box 9

Newport, NH 03773

PROPOSAL 1—ELECTION OF DIRECTORS

GENERAL

The Company’s Board of Directors currently consists of nine members. Director John A. Kelley, Jr. will be retiring concurrently with the Annual Meeting, as he is age 75 and pursuant to Article III, Section 16 of the Company’s Bylaws, no director shall serve beyond the annual meeting of shareholders of the Company following the date on which the director attained 75 years of age. As a result of the vacancy on the Board of Directors which will be created by Director Kelley’s retirement, two-thirds of the remaining directors have voted to amend the Company’s Bylaws effective as of May 12, 2005, to provide that the Board of Directors of the Company shall consist of eight members.

The Nominating Committee nominated and the Board ratified the nomination of Leonard R. Cashman, Stephen W. Ensign and Dennis A. Morrow each to serve a three-year term for election as a director at the Annual Meeting. All of the nominees are currently serving on the Company’s Board of Directors.

If any nominee is unable or does not qualify to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

Set forth below is certain biographical information with respect to the nominees, the continuing directors and executive officers. Each of these persons has been engaged in the principal occupation or employment specified for the past five years unless otherwise noted. A majority of our directors are independent as defined by the rules in the National Associations of Securities Dealer’s Manual (the “NASD Manual”), which sets forth the listing standards for companies whose common stock is quoted on The Nasdaq Stock Market.

Nominees for Election as Director

Class II Directors – Terms to Expire in 2008

LEONARD R. CASHMAN, age 62, is an owner and a partner of C.O.H. Properties. He is also involved in the marketing of specialized group medical insurance products. He was formerly Vice President and General Manager of P&C Foods, Inc. Mr. Cashman has been a director of the Bank and the Company since 1997.

STEPHEN W. ENSIGN, age 57, has been associated with the Bank since 1971 and served as Senior Vice President, Senior Loan Officer and Executive Vice President prior to his election as President, Chief Operating Officer and Director, effective May 1987. On January 1, 1992 he was elected Chief Executive Officer of the Bank. Mr. Ensign is a Director of the Company, having served in such capacity since 1989. Formerly the Bank’s Executive Vice President, he was elected President and Chief Executive Officer of the Company effective January 1, 1992. In 1997, Mr. Ensign was elected Vice Chairman of the Board of Directors of both the Company and the Bank. In 2002, Mr. Ensign was elected Chairman of the Board of Directors of the Company.

DENNIS A. MORROW, age 68, is retired. He was formerly the Sales Manager of Cote and Reney Lumber Company in Grantham, New Hampshire. He held this position for 23 years. He has served as a Director of the Bank since 1984 and the Company since 1989.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS.

Class I Directors – Terms to Expire in 2006 (or earlier)

WILLIAM C. HORN, age 66, is currently a director of Charter Trust Company, a company engaged in the business of trust and investment management. Mr. Horn was previously the President and Chief Executive Officer of Charter Trust Company from 1995 to 2001. Mr. Horn has been a director of the Company and the Bank since 2003.

JOHN A. KELLEY, JR., age 75, is a retired building contractor and is the owner of a commercial Laundromat located in Warner, New Hampshire. He has served as a Director of the Bank since 1975, and the Company since 1989. He will retire as a Director of the Company on May 12, 2005 at the Annual Meeting. Director Kelley will continue to serve as a member of the Board of Directors of the Bank.

JACK H. NELSON, age 60, is the retired Chairman of the Board of Directors of North East Environmental Products Inc., a manufacturer and distributor of water treatment equipment. Mr. Nelson has been a director of the Company and the Bank since 1997.

Class III Directors – Terms to Expire in 2007

PETER R. LOVELY, age 61, has been associated with the Bank since 1980. In 1983, he formed the Brokerage Services Department and served as Investment Manager of the Newport, New London, and Upper Valley offices until his retirement in 1998. He has served as a director of the Company and the Bank since 1996.

STEPHEN R. THEROUX, age 55, was elected Executive Vice President effective May 1987. He has served as a Director of the Bank since 1986. Mr. Theroux is Executive Vice President and Director of the Company having served in such capacities since 1989. Mr. Theroux has served as Chief Operating Officer of the Bank since 1997 and as Corporate Secretary since 2001. Mr. Theroux served as the Chief Financial Officer of the Company and was elected Vice Chairman of the Board of Directors of the Company in 2002.

JOSEPH B. WILLEY, age 63, is a principal owner, partner and Chief Executive Officer of Pro-Cut International, LLC., a company engaged in the manufacture, sale and export of automotive repair products. He has served as a director of Bank since 1997 and a director of the Company since 1999.

INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company’s executive officers and management oversee the day-to-day operations of the Company. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board of Directors held twelve (12) meetings during the fiscal year ended December 31, 2004. Each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period, except for Director Nelson who was excused due to illness.

Committees of the Board

The Board of Directors of the Company has established the following committees:

EXECUTIVE COMMITTEE

The Executive Committee considers strategic, planning and industry issues and is authorized to act as appropriate between meetings of the Board of Directors.

Directors Cashman, Ensign, Horn, Kelley, and Theroux served as members of the committee in 2004. Director Ensign serves as Chairman of the Committee.

The Executive Committee met six times during the 2004 fiscal year.

CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee reviews the corporate structure of the Company and the committees of the Board and makes recommendations to management for improvements to corporate structure.

Directors Cashman, Ensign, Kelley, Morrow and Theroux served as members of the Committee in 2004. Director Ensign serves as Chairman of the Committee, while Director Horn serves as an alternate.

The Corporate Governance Committee met twice in the 2004 fiscal year.

NOMINATING COMMITTEE

The Nominating Committee formulates the Company’s policies regarding the qualification and independence of the Company’s directors and committee members. The Committee is responsible for nominating persons for election to the board of directors and also reviews if shareholder nominations (if any) comply with the notice procedures set forth in the Company’s bylaws. All members of the Nominating Committee are independent directors as defined under the NASD Manual. The Board of Directors adopted a written charter for the Nominating Committee at its regularly scheduled Board Meeting held on May 13, 2004, a copy of which is attached hereto as Appendix A.

In accordance with the Company’s Bylaws and the Nominating and Corporate Governance Committee charter, nominations and recommendations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record of the Company entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of the Company (the “Secretary”). To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company, not less than 30 nor more than 90 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed or such public disclosure was made. The shareholder’s notice to the Secretary must set forth certain information regarding the proposed nominee and the shareholder making such nomination or recommendation. If a nomination is not properly brought before the meeting in accordance with the Company’s Bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about the Company’s director nomination requirements, please see the Company’s Bylaws.

It is the policy of the Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. The Company does not pay a fee to any third party to identify or evaluate nominees.

Leonard R. Cashman, Stephen W. Ensign and Dennis A. Morrow were each nominated by the Nominating Committee. As of April 8, 2005, the Nominating Committee had not received any shareholder nominations or recommendations for nominees in connection with the Annual Meeting.

Directors Lovely, Kelley, Morrow and Nelson have served as members of the Nominating Committee. Director Lovely serves as Chairman of the Nominating Committee.

The Nominating Committee met once during the year ended December 31, 2004.

COMPENSATION COMMITTEE

The Compensation Committee assesses the structure of the management team and the overall performance of the Bank and the Company. It oversees executive compensation by approving salary increases and reviews general personnel matters such as staff performance evaluations.

All members of the Compensation Committee are independent directors as defined under the NASD Manual. Directors Cashman, Horn, Kelley and Morrow served as members of the Committee in 2004. Director Kelley served as Chairman of the Committee.

The Compensation Committee met three times in the 2004 fiscal year.

AUDIT COMMITTEE

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports any substantive issues found during the audit to the Board. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The Committee will also review and approve all transactions with affiliated parties. The Board of Directors of the Company have adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to the Company’s proxy statement for its 2004 Annual Meeting of Shareholders.

Directors Horn, Lovely, Morrow and Nelson serve as members of the Committee. Director Horn serves as Chairman of the Committee. All members of the Audit Committee are independent directors as defined under the NASD Manual and the Securities and Exchange Act of 1934, as amended and Rule 10A-3, promulgated thereunder. The Audit Committee believes that Directors Horn and Lovely each qualify as an “audit committee financial expert” as that term is defined by applicable rules of the Securities and Exchange Commission and has been so designated by the Board of Directors.

The Audit Committee met twelve times in the 2004 fiscal year.

Shareholder Communications with our Board of Directors

Shareholders may contact the Company’s Board by contacting Stephen R. Theroux, Secretary, at New Hampshire Thrift Bancshares, Inc., 9 Main Street, P.O. Box 9, Newport, NH 03773 or at (603) 863-0886. All comments will be forwarded directly to the Board of Directors.

It is the Company’s policy that all directors and nominees should attend the Annual Meeting. At the 2004 Annual Meeting, all members of the Board of Directors were in attendance, except for Director Nelson.

Audit Committee Report

NEW HAMPSHIRE THRIFT BANCSHARES, INC. AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

The Company’s Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with management. The Company’s Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) with Shatswell, MacLeod & Co., P.C., its independent auditors.

The Company’s Audit Committee has also received the written disclosures and the letter from Shatswell, MacLeod & Co., P.C. required by Independence Standards Board Standard No. 1 (entitled: “Independence Discussions with Audit Committees”), has discussed the independence of Shatswell, MacLeod & Co., P.C. and considered whether the provision of non-audit services by Shatswell, MacLeod & Co., P.C. is compatible with maintaining the auditor’s independence.

Based on the review and the discussions noted above, the Company’s Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on or before March 31, 2005.

Audit Committee of New Hampshire Thrift Bancshares, Inc.

/s/ William C. Horn, Chairman

/s/ Dennis A. Morrow

/s/ Jack H. Nelson

/s/ Peter R. Lovely

Principal Accountant Fees and Services

During the fiscal years ended December 31, 2003 and December 31, 2004, the Company retained and paid Shatswell, MacLeod & Co., P.C. to provide audit and other services as follows:

AUDIT FEES

	2004		2003
Audit	107,041	(1)	85,570
Audit-Related Fees	—		—
Tax Fees	8,700	(2)	8,550
All Other Fees	—		—
Total	115,741		94,120

1)	Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.
2)	Tax fees consisted of assistance with matters related to tax compliance and counseling.

Preapproval of Services: The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor, subject to the deminimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

Exception: The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

(i)	The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

(ii)	Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(iii)	Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Delegation: The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

The Audit Committee pre-approved 100% of the services performed by Shatswell, MacLeod & Co., P.C. pursuant to the policies outlined above.

Directors’ Compensation

All of the Directors of the Company also serve as Directors of the Bank. Each non-employee director of the Bank receives an annual retainer of $15,000 plus an additional $200 for each committee meeting attended. Non-employee directors are also eligible for awards under the Company’s 1998 Stock Option Plan and 2004 Stock Incentive Plan.

Executive Officers

The following individuals are executive officers of the Company and hold the offices set forth opposite their names.

Name	Position Held with the Company and the Bank
Stephen W. Ensign	Chairman of the Board of Directors, President and Chief Executive Officer

Stephen R. Theroux	Vice Chairman of the Board of Directors, Executive Vice President, Chief Financial Officer and Corporate Secretary

The Board of Directors elects the executive officers of the Company and the Bank annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. The Company has entered into Employment Agreements with certain of its executive officers, which set forth the terms of their employment. See “Employment Contracts and Termination of Employment Agreements.”

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Since the formation of the Company in April 1989, none of its executive officers and directors has received any compensation from the Company. The directors and executive officers have received all of their remuneration from the Bank.

Compensation Committee Report

NEW HAMPSHIRE THRIFT BANCSHARES, INC. COMPENSATION COMMITTEE REPORT

The report of New Hampshire Thrift Bancshares, Inc.’s Compensation Committee and performance graph included in this section are provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, the report and the graph are not to be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the 1934 Securities Exchange Act of 1934, as amended.

While the Company does not pay direct cash compensation to its officer(s), the officer(s) are also officer(s) of the Bank and are compensated directly by the Bank. Members of the Compensation Committee are non-employee members of the Board of Directors. Management offers and provides input, advice, and comparative data regarding salary administration, but compensation decisions and recommendations made concerning the compensation of the Company’s Chief Executive Officer are made without the participation of Mr. Ensign. The Compensation Committee meets at least annually to review and make recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and certain other executives.

In general, executive compensation is intended to attract and retain qualified executives, to recognize and reward contributions and achievements, and to provide a financial package that is competitive. Components of a compensation package may include base salary, a bonus, retirement plan(s), a 401(k) plan, expense reimbursements, use of a company owned vehicle, stock options, and/or any other form of compensation deemed appropriate.

Compensation levels are intended to be consistent and competitive with the practices of other comparable financial institutions and the level of responsibility. In making its determinations, the Compensation Committee utilizes surveys of executive officer compensation packages for depository institutions and their holding companies with particular focus on the level of compensation paid by institutions of comparable size and characteristics primarily within the New England region. Any adjustments to compensation amounts are based on the overall contribution of the executive to the attainment of the financial goals of the Bank and the Company and such executive’s record of achievement in directing the activities for which such executive is responsible. Among the factors considered are stock price performance, earnings per share and book value per share.

During the fiscal year ended December 31, 2004, Mr. Ensign’s base salary was $235,000, which represented a $20,000 increase from the previous fiscal year based on the preceding factors discussed. Based on the operating results for the year ended December 31, 2004, a bonus of $32,250 was paid to Mr. Ensign. Following a review of available survey data, the Compensation Committee believes that Mr. Ensign’s compensation is appropriate based upon a review of Mr. Ensign’s performance in managing the Company.

The Compensation Committee of New Hampshire Thrift Bancshares, Inc.

/s/ John A. Kelley, Jr., Chairman

/s/ Leonard R. Cashman

/s/ William C. Horn

/s/ Dennis A. Morrow

Performance Graph

The following graph compares the Company’s total cumulative shareholder return by an investor who invested $100 on December 31, 1999, including reinvestment of dividends, in each of the following:

•	The Russell 2000 Index;

•	A hypothetical fund with investments in the stock of peer corporations (the “Peer Group”); and

•	New Hampshire Thrift Bancshares, Inc.

The Peer Group consists of New England financial institutions with assets totaling between $200 million and $600 million. The members of the Peer Group are:

Bar Harbor Bankshares, Inc.	Falmouth Bancorp, Inc.	Northway Financial, Inc.
Central Bancorp, Inc.	Mystic Financial, Inc.	Westbank Corporation
Northeast Bancorp, Inc.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
NEW HAMPSHIRE THRIFT BANCSHARES, INC.	100.00	103.88	135.92	167.87	315.02	316.08
RUSSELL 2000	100.00	96.98	99.39	79.03	116.38	137.71
PEER GROUP	100.00	96.01	129.98	158.53	217.54	236.80

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2004, our Compensation Committee consisted of Directors Cashman, Horn, Kelley and Morrow and with Director Kelley serving as Chairman. During fiscal 2004, there were no interlocks between members of the Compensation Committee or executive officers of the Company and corporations with respect to which such persons are affiliated.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Bank to or on behalf of the Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer (the “Named Executive Officers”) for the last three fiscal years ended December 31, 2004. During that time, no other executive officer received salary plus bonus in excess of $100,000.

	Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
Stephen W. Ensign, Chairman, President and Chief Executive Officer	2004 2003 2002	$235,000 215,000 198,000	$32,250 39,600 9,625	— 13,500 8,500	$23,500 22,746 20,727	(2)

Stephen R. Theroux, Vice Chairman, Executive Vice President, Chief Financial Officer and Corporate Secretary	2004 2003 2002	$175,000 160,000 150,000	$24,000 30,000 7,325	— 10,000 7,500	$17,500 17,416 15,927	(2)

(1)	The Company provides Mr. Ensign and Mr. Theroux with certain non-cash benefits and perquisites such as the use of a company car. The Company believes that the aggregate value of these benefits for 2004 did not exceed $50,000 or 10% of the aggregate salary and annual bonus reported for him in the Summary Compensation Table.
(2)	Includes amounts credited on behalf of Mr. Ensign and Theroux to the Bank’s Supplemental Executive Retirement Plan, a nonqualified, deferred compensation plan for the year ended December 31, 2004 amounting to $23,500 and $17,500, respectively.

Employment Contracts and Termination of Employment Agreements

The Company and the Bank have entered into parallel employment agreements with Stephen W. Ensign as Chief Executive Officer. The employment agreements are for a period of five years and the agreement with the Company extends automatically daily unless either the Company or Mr. Ensign gives contrary written notice in advance. For 2005, the Board has set Mr. Ensign’s salary at $250,000. The employment agreements provide for participation in discretionary bonuses, retirement and employment benefit plans and other fringe benefits available to executive employees of the Company and the Bank.

The Board of Directors may terminate the employment agreements of Mr. Ensign at any time with or without cause. However, termination without cause or following a change in control of the Company or the Bank would subject the Company to liability for severance benefits in an amount equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional five years. These same severance benefits would be payable to the executive if the executive resigns during the term of his employment agreement due to a material reduction in the executive’s position, authority, duties or responsibilities; involuntary relocation of the executive’s place of employment to a location more than 30 miles from his current place of employment; a liquidation or dissolution of the Company or the Bank; or any material breach of the employment agreement by the Company or the Bank. Change in control for purposes of the agreement occurs when any person becomes the beneficial owner of 20% or more of the voting shares of the Company’s outstanding securities undergoes a change of control within the meaning of certain applicable laws or, if as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, a majority of the Board of Directors is not constituted by individuals who were directors before such transaction. If the executive’s employment terminates due to disability as defined in the agreements, the executive shall be entitled to a maximum of three-fourths of the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional five years.

The Company and the Bank have also entered into parallel employment agreements with Stephen R. Theroux, Vice Chairman, Executive Vice President, Chief Financial Officer and Corporate Secretary of the Company and the Bank. The benefits provided for in Mr. Theroux’s agreements are identical to those provided to Mr. Ensign except for the level of base salary. Change in control has the same meaning in Mr. Theroux’s employment agreements as it does in Mr. Ensign’s employment agreements. Mr. Theroux’s annual base salary for fiscal 2005 has been set at $190,000.

If the Company or the Bank experiences a change in ownership or control as contemplated under Section 280G of the Internal Revenue Code, a portion of the severance benefits provided under the employment agreements might constitute an “excess parachute payment” under current federal tax laws. Federal tax laws impose a 20 percent excise tax, payable by the executive, on excess parachute payments. Under the employment agreements, the Company would reimburse the executive for the amount of the excise tax and all income and excise taxes imposed on the reimbursement so that he will retain approximately the same net-after tax amounts under the employment agreement that he would have retained if there was no 20 percent excise tax. The effect of this provision is that the Company, rather than the executive, bears the financial cost of the excise tax. Neither the Company, nor the Bank could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.

1998 Stock Option Plan and 2004 Stock Incentive Plans

Long-term incentives are provided to the Named Executive Officers through awards made under the equity plans established by the Company from time to time. Currently, 9,710 shares remain available for the issuance of option awards under the Company’s 1998 Stock Option Plan and a maximum of 416,000 shares may be issued under the Company’s 2004 Stock Incentive Plan (collectively, the “Equity Plans”). All salaried employees and directors are eligible to be granted awards under the Equity Plans. The Equity Plans provide for the issuance of “incentive stock options” qualified under Section 422 of the Internal Revenue Code and “non-qualified stock options.” In addition, the 2004 Stock Incentive Plan may grant restricted stock awards and performance-based restricted stock awards; provided however, that no more than 208,000 restricted stock awards or performance-based restricted stock awards may be granted under the 2004 Stock Incentive Plan. The Equity Plans are administered by a committee of the Board of the Bank, which has the authority to select the employees and directors who will be awarded stock-based incentives and determine the amount and other conditions of such awards subject to the terms of the Equity Plans.

No option issued under the Equity Plans is exercisable after the tenth anniversary from the date it was granted. During the optionee’s lifetime, only the optionee can exercise the option. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. Pursuant to Section 422 of the Code as to incentive stock options, the aggregate fair market value of the stock for which any employee may be granted options, which first become exercisable in any calendar year generally may not exceed $100,000. In addition, no grant may be made to any employee owning more than 10% of the shares of the Company unless the exercise price is at least 110% of the share’s fair market value and such option is not exercisable more than five years following the option grant.

The Company will receive no monetary consideration for the granting of awards under the Equity Plans. Upon the exercise of options, the Company receives payment from optionees in exchange for shares issued. During the last fiscal year, the Company did not adjust or amend the exercise price of stock options previously awarded.

The number of shares available under the Equity Plan, the maximum limits on awards to individual officers and directors and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend or other event where the committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, outstanding awards may be exchanged for awards linked to the equity of the surviving entity that are designed to neither increase or diminish the rights of the holders of the outstanding awards or may be settled for a monetary or other payment when the merger, consolidation or reorganization occurs. No equity awards were made in 2004.

The following table provides information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.

Aggregate Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End (#) Exercisable/ Unexercisable		Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/ Unexercisable(2)
Stephen W. Ensign	—	—	29,000	(1)	324,400
Stephen R. Theroux	—	—	21,000	(1)	221,625

(1)	All unexercised options are exercisable.
(2)	Based upon a market price of $33.00 per share at December 31, 2004, minus the exercise price.

Retirement Plan

The Bank provides eligible employees with a qualified defined benefit plan (the “Retirement Plan”) designed to meet the requirements of Section 401(a) of the Internal Revenue Code and the Employee Retirement Income Security Act (“ERISA”). Eligible employees must be at least 21 years of age and must have been employed by the Bank for at least one year. Eligible employees are 100% vested after six years participation. Directors of the Bank are not eligible to participate in the Retirement Plan. During 2004, all eligible employees of the Bank and its subsidiaries participated in the Retirement Plan. After attainment of normal retirement age (i.e., age 65), a vested participant is entitled to receive normal retirement benefits based upon years of service and level of compensation. At December 31, 2004, Mr. Ensign had 33 years of service and Mr. Theroux had 17 years of service under the Retirement Plan. The Retirement Plan is funded entirely by contributions from the Bank. The amounts of annual contributions are determined based on an actuarial analysis of an annual census of the Bank’s eligible employees and their salaries at December 31 of each year.

The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous Plan provisions available for various levels of compensation and years of service. Benefits are computed based on an average of an employee’s highest three consecutive years of salary during employment. There is no Social Security or other offset amount. The figures in this table are based upon the assumption that the Plan continues in its present form and certain other assumptions regarding employee participation.

Estimated Annual Benefits Payable for Life

Years of Service at Retirement (Age 65)

Average Annual Pay(1)	10 Years	15 Years	20 Years	25 Years	30 Years
$50,000	$6,700	$10,100	$13,500	$14,800	$14,800
70,000	10,600	16,000	21,300	23,400	23,400
90,000	14,500	21,800	29,100	32,000	32,000
110,000	18,400	27,700	36,900	40,600	40,600
130,000	22,300	33,500	44,700	49,200	49,200
150,000	26,200	39,400	52,500	57,700	57,700
160,000	28,200	42,300	56,400	62,000	62,000
175,000	31,100	46,700	62,200	68,500	68,500
200,000	36,000	54,000	72,000	79,200	79,200
225,000	37,000	55,400	73,900	81,300	81,300

(1)	The definition of pay taken into account for determining benefit payments under the Plan includes substantially the same items of compensation reflected in the Annual Compensation column of the Summary Compensation Table set forth above, but limited to the annual amount that may be taken into account under Section 401(a)(17) of the Code ($205,000 for 2004). Post 1991 benefit accrual is based on a maximum of 22 years of service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 8, 2005, certain information as to the Company’s Common Stock beneficially owned by any person owning in excess of 5% of the outstanding shares of the Company’s Common Stock. The Company distributed a stock dividend to effectuate a two-for-one stock split on February 28, 2005 to holders of record as of February 14, 2005, and beneficial ownership has been adjusted accordingly. The information provided in the following table was obtained from filings with the SEC and with the Company pursuant to the Securities Exchange Act of 1934, as amended, and on information presented to management.

Title	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent
Common Stock, $.01 par value	Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. 200 Park Avenue, Suite 3900 New York, NY 10166	381,640	(1)	9.3%

(1)	As reported by Jeffrey L. Gendell, Tontine Financial Partners, L.P. and Tontine Management, L.L.C. in a Schedule 13D, Amendment No. 3, dated September 2, 2003, which reported shared voting power and shared investment power with respect to 190,820 shares of Common Stock as of September 2, 2003. Tontine Financial Partners, L.P. is a private investment limited partnership. Tontine Management L.L.C. is the general partner of Tontine Financial Partners, L.P. Mr. Gendell serves as Managing Member of Tontine Management, L.L.C.

Security Ownership of Management

The following table shows the number of shares of the Company’s Common Stock, beneficially owned by each director and executive officer, and all directors and executive officers of the Company as a group, as of March 8, 2005. The Company distributed a stock dividend to effectuate a two-for-one stock split on February 28, 2005 to holders of record as of February 14, 2005, and beneficial ownership has been adjusted accordingly. For purposes of the table below, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of any shares of Common Stock: (1) over which he or she has or shares, directly or indirectly, voting or investment power; or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 8, 2005. As used in this proxy statement, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Directors, Nominees, and Executive Officers	Number of Shares and Nature of Beneficial Ownership		Percentage of Total Shares
Leonard R. Cashman	37,962	(1)	*
Stephen W. Ensign	158,069	(2)	3.72%
William C. Horn	5,092	(3)	*
John A. Kelley, Jr.	37,104	(4)	*
Peter R. Lovely	75,028	(5)	1.79%
Dennis A. Morrow	50,400	(6)	1.19%
Jack H. Nelson	28,316	(7)	*
Stephen R. Theroux	86,492	(8)	2.04%
Joseph B. Willey	91,494	(9)	2.17%
Total owned by Directors, and Executive Officers as a group (9 persons)	569,957	(2)(8)	12.92%

*	Less than 1%.
(1)	Includes 8,234 shares held jointly by Mr. Cashman and his wife with shared voting and investment power, 7,418 shares for which he has sole voting and investment power in addition to 1,310 shares held individually by his wife and 21,000 shares subject to outstanding options.
(2)	Includes 54,246 shares held jointly by Mr. Ensign and his wife with shared voting and investment power, and 13,000 held by Mr. Ensign, 22,513 shares held in a Supplemental Executive Retirement Plan, 10,310 shares held in the Company’s 401(k) plan and 58,000 shares subject to outstanding options.
(3)	Includes 92 shares held in an IRA and 5,000 shares subject to outstanding options.
(4)	Includes 21,104 shares held jointly by Mr. Kelly and his wife with shared voting and investment power and 16,000 shares subject to outstanding options.
(5)	Includes 36,214 shares held jointly by Mr. Lovely and his wife with shared voting and investment power, and 5,000 held by Mr. Lovely, with 2,596 shares held in a spousal IRA for which his wife has sole voting and investment power to which Mr. Lovely disclaims beneficial ownership, with 26,218 shares held in an IRA for which he has sole voting and investment power and 5,000 shares subject to outstanding options.
(6)	Includes 21,400 for which he has sole voting and investment power and 29,000 shares subject to outstanding options.
(7)	Includes 7,316 for which he has sole voting and investment power and 21,000 shares subject to outstanding options.
(8)	Includes 19,616 shares held jointly by Mr. Theroux and his wife with shared voting and investment power, 16,575 shares held in a Supplemental Executive Retirement Plan, 8,301 shares held in the Company’s 401(k) plan and 42,000 shares subject to outstanding options.
(9)	Includes 30,646 shares held jointly by Mr. Willey and his wife with shared voting and investment power, 1,378 shares owned directly, 38,470 shares held in an IRA for which he has sole voting and investment power and 21,000 shares subject to outstanding options.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Bank maintains a policy that loans to Directors, Executive Officers and principal shareholders must be made on substantially the same terms as those prevailing for loans to unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Board of Directors’ approval (with the interested person abstaining) is required on aggregate loans to such persons in excess of 5% of the Bank’s unimpaired capital and surplus, or more than $500,000. In addition, a limit has been imposed on aggregate loans to an Executive Officer of the higher of 2.5% of the Bank’s capital and unimpaired surplus but no more than $100,000 excluding certain home and education loans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers, and any person holding more than ten percent of the Company’s Common Stock file with the SEC reports of ownership changes, and that such individuals furnish the Company with copies of the reports.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company’s Audit Committee has appointed Shatswell, MacLeod & Co., P.C. as our independent auditors for the Company for the fiscal year ending December 31, 2005 and we are asking shareholders to ratify the appointment.

One or more representatives of Shatswell, MacLeod & Co., P.C. are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF SHATSWELL, MACLEOD & CO., P.C. AS INDEPENDENT AUDITORS.

A majority of the votes cast is required for ratification. If the shareholders fail to ratify the appointment, such action will be considered as a direction to the Audit Committee to select another independent auditing firm.

PROPOSAL 3 –APPROVAL OF AN AMENDMENT TO THE NEW HAMPSHIRE THRIFT

BANCSHARES CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED

COMMON STOCK

The Board of Directors of the Company has unanimously approved an amendment to the Certificate of Incorporation of New Hampshire Thrift Bancshares to increase the number of shares of common stock authorized for issuance from 5,000,000 to 10,000,000 shares.

Currently, the first sentence of the first paragraph of Section 5 of the Company’s Certificate of Incorporation states:

Section 5. Capital Stock. The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 7,500,000 shares, of which 5,000,000 shall be common stock, par value $0.01 per share and 2,500,000 shall be preferred stock, par value $0.01 per share.

The proposed amendment would revise the first sentence of the first paragraph of Section 5 of the Company’s Certificate of Incorporation to read as follows:

Section 5. Capital Stock. The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 12,500,000 shares, of which 10,000,000 shall be common stock, par value $0.01 per share and 2,500,000 shall be preferred stock, par value $0.01 per share.

As of March 18, 2005, the Company had 4,192,580 outstanding shares of common stock outstanding, no shares of common stock held in treasury, and 773,310 shares of common stock reserved for issuance to directors and employees under various compensation and benefits plans, with the remaining 34,110 shares of common stock being authorized, unissued, and unreserved shares available for other corporate purposes. There were no shares of preferred stock outstanding as of the record date.

The Board of Directors considers the proposed increase in the number of authorized shares desirable to give the Board the necessary flexibility to issue shares of common stock in connection with stock dividends, stock splits, mergers, acquisitions, financing corporate activities, employee benefits and for other general corporate purposes. Without an increase in the number of authorized shares, the number of available shares for issuance may be insufficient to consummate one or more of the above transactions or purposes. The Company currently does not have any plans to issue or reserve additional shares of common stock.

Increasing the number of shares of common stock that the Company is authorized to issue would give the Company additional flexibility with respect to future stock splits and stock dividends. Previously this year, the Company effected a 2-for-1 stock split in the form of a stock dividend.

Approving an increase in the number of authorized shares at this time would enable the Company to take advantage of market conditions and favorable opportunities at the time they occur, without the expenses and delay incidental to obtaining shareholder approval of an amendment to the Certificate of Incorporation increasing the number of authorized shares, except as may be required by applicable law for a particular issuance. As a result, the Board is proposing an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 5,000,000 to 10,000,000, which would increase the authorized, unissued, and unreserved shares of common stock available for issuance from 34,110 to 5,034,110 shares. Authorized unissued and unreserved shares of common stock may be issued from time to time for any proper purpose without further action of the shareholders, except as may be required by the Certificate of Incorporation, applicable law, or the listing requirements for the Nasdaq Stock Market, on which the shares of common stock are quoted for trading.

Each share of common stock authorized for issuance would have the same rights and is identical in all respects with each other share of common stock. The newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights of the existing shares of common stock currently outstanding. Under the Certificate of Incorporation, the Company’s shareholders do not have pre-emptive rights. Therefore, should the Board of Directors elect to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase those shares and such issuance could have a dilutive effect on earnings per share, book value per share, and the voting power and shareholdings of current shareholders, depending on the particular circumstances in which the additional shares of common stock are issued. The Board of Directors does not intend to issue any additional shares of common stock except on terms that it deems to be in the best interests of the Company and its shareholders. The Company has no plans to issue newly authorized shares of common stock.

The ability of the Board of Directors to issue additional shares of common stock without shareholder approval may be deemed to have an anti-takeover effect because the Board of Directors could issue unissued and unreserved shares of common stock in circumstances that may have the effect of deterring takeover bids by making a potential acquisition more expensive, or otherwise thwarting or complicating efforts of a third party to attempt to gain control of the Company.

If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to New Hampshire Thrift Bancshares’ Certificate of Incorporation with the Secretary of State of Delaware. However, if the Company’s shareholders approve the proposed amendment, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board were to exercise such discretion, the number of authorized shares would remain at current levels.

The Board of Directors unanimously recommends a vote “FOR” the amendment to New Hampshire Thrift Bancshares’ Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.

OTHER BUSINESS

We know of no other business, which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

ADDITIONAL INFORMATION

Information About Shareholder Proposals

If you wish to submit proposals to be included in the proxy statement for the 2006 Annual Meeting of Shareholders, we must receive them by December 8, 2005, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what shareholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the rules and regulations promulgated by the SEC.

By Order of the Board of Directors,

/s/ Stephen R. Theroux Stephen R. Theroux
Vice Chairman, Executive Vice President,
Chief Financial Officer & Corporate Secretary

Newport, New Hampshire

April 8, 2005

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Appendix A

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) shall be to assist the board of directors (the “Board”) of New Hampshire Thrift Bancshares, Inc. (the “Company”) in identifying qualified individuals to become Board members and officers of the Company, in determining the composition of the Board and its committees, in developing and implementing a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines.

Membership and Appointment

The Committee shall consist of no fewer than three members, each of whom shall meet the criteria for independence established by the rules and regulations of the Nasdaq Stock Market listing standards and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Committee shall be appointed annually by the Board and shall serve at the pleasure of the Board. Notwithstanding the foregoing, no director shall serve on the Committee in any capacity in any year during which such director’s term as a director is scheduled to expire.

Meetings and Procedures

The Committee shall have a chairperson who must be a member of the Committee and a secretary who may but need not be a member of the Committee. The Board shall designate the chairperson of the Committee and the Committee shall designate the secretary for the Committee. If the Board does not designate a chairperson, or if the chairperson shall not be present at a meeting, the Committee shall select its own chairperson.

The Committee shall establish its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet at least two times annually in conjunction with regularly scheduled meetings of the Board at regularly scheduled times and places determined by the Committee’s chairperson, and may meet more frequently, or take action by unanimous written consent, as circumstances require. A meeting may be called by the chairperson of the Committee or by majority of the members of the Committee. Notice of any meeting shall be given by the person or persons calling the meeting given to each other member of the Committee at least 48 hours prior to the meeting. Notice may be given in the same fashion as permitted for notice of Board meetings pursuant to the Company’s Bylaws and applicable law. A meeting shall be deemed properly called if each member of the Committee shall have received notice given as aforesaid or, prior to the conclusion of the meeting, shall have signed a written waiver of notice.

A quorum shall consist of at least a majority of the voting members of the Committee. The vote of a majority of the voting members present at any meeting at which a quorum exists, including the chairperson of the committee who shall be eligible to vote, shall constitute the action of the Committee.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Following each of its meetings, the Committee shall report its actions and recommendations to the Board. The secretary of the Committee shall keep written minutes of its meetings, which minutes shall be subject to approval by the members of the Committee and, once approved, shall be maintained with the books and records of the Company.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the committee may deem appropriate in its sole discretion.

Nominations by Shareholders

Shareholders may recommend nominees for election to the Board, in a manner consistent with the Company’s Bylaws, as set forth under Article I, Section 14 thereof.

Committee Authority and Responsibilities

The Committee shall have the following authority and responsibilities:

1.	The Committee shall develop criteria, to be approved by the full Board, for the selection of new directors and, when appropriate, conduct the search for individuals qualified to become members of the Board.

2.	The Committee shall develop criteria for the evaluation of incumbent Board members.

3.	The Committee shall evaluate the performance of current Board members proposed for reelection, and recommend to the Board whether such members should stand for reelection.

4.	The Committee shall annually assess the performance of the Board as a whole, discuss such assessment with the full Board and, as appropriate, recommend changes, including, but not limited to, changes in Board size and composition and in Board policies and procedures.

5.	The Committee shall develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluation of the Board and report its findings to the Board.

6.	The Committee shall select, and recommend to the Board for its approval, nominees for election as directors by the shareholders of the Company, taking into account the criteria approved by the Board.

7.	The Committee shall consider and evaluate any shareholder nominees for election as director in compliance with the Company’s Bylaws and in accordance with the criteria approved by the Board.

8.	The Committee shall review the Board’s committee structure and annually recommend to the Board, for its approval, directors to serve as members of each committee. The Committee shall recommend to the Board additional committee members to fill vacancies as needed, taking into account the criteria approved by the Board. The Committee shall recommend to the Board individual directors to be designated as chairpersons of the Board committees. Notwithstanding the foregoing, the members of the Committee shall be appointed by the full Board, without recommendation by the Committee. The Board shall also, without recommendation by the Committee, be responsible for filling vacancies in, and appointing chairpersons of, the Committee.

9.	Together with the Compensation Committee, the Committee shall develop criteria for the identification and recruitment of executive officers of the Company.

10.	Together with the Compensation Committee, the Committee shall develop criteria for the evaluation of the executive officers of the Company.

11.	The Committee shall annually recommend to the Board for its approval the slate of officers for the Company.

12.	The Committee shall develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

13.	The Committee shall establish procedures for the Committee to exercise oversight of the evaluation of the Board and management.

14.	The Committee may retain or terminate, in its sole discretion, any search firm to be used to identify director and executive officer candidates and to approve the search firm’s fees and other retention terms. The Committee shall also have authority to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.

15.	The Committee shall review and assess the adequacy of this charter at least annually and, as appropriate, adopt and recommend changes to the Board for its approval.

16.	The Committee shall periodically review and assess the Company’s Certificate of Incorporation and Bylaws and, as appropriate, recommend changes to the Board for its approval.

17.	The Committee shall consider any other corporate governance issues that may arise from time to time, and to develop appropriate recommendations for the Board.

New Hampshire Thrift Bancshares, Inc.	REVOCABLE PROXY

This Proxy is solicited on behalf of the Board of Directors of New Hampshire Thrift Bancshares, Inc.

for the Annual Meeting of Shareholders to be held on May 12, 2005.

The undersigned shareholder of New Hampshire Thrift Bancshares, Inc. hereby appoints Peter R. Lovely and William C. Horn, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of New Hampshire Thrift Bancshares, Inc. held of record by the undersigned on March 18, 2005, at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on May 12, 2005, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 2005 Annual Meeting of Shareholders and Proxy Statement, dated April 8, 2005, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposals listed in Items 2 and 3.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends a vote “FOR” all of the nominees named in Item 1 and a vote “FOR” the proposals in Items 2 and 3.	Please mark your vote as indicated in this example.		:

	I will attend the Annual Meeting.	☐

1. Election of three Directors: Nominees: Leonard R. Cashman, Stephen W. Ensign and Dennis A. Morrow for terms of three years each.	FOR All nominees (except as otherwise indicated)	WITHHOLD for all nominees	2. Ratification of the appointment of Shatswell, MacLeod & Co., P.C. as independent auditors for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	☐	☐
Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee’s name in the space provided:			3. Approval of an Amendment to the Certificate of Incorporation of New Hampshire Thrift Bancshares, Inc. to increase the authorized common stock from 5,000,000 to 10,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned hereby acknowledges receipt of the Notice of the 2005 Annual Meeting of Shareholders and the Proxy Statement, dated April 8, 2005 for the 2005 Annual Meeting.

Signature(s)

Dated:                            , 2005

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.